EX‑33.9

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MANAGEMENT'S ASSERTION ON COMPLIANCE WITH APPLICABLE SERVICING
CRITERIA PURSUANT TO ITEM 1122 OF REGULATION AB

Management of the National Cooperative Bank, N.A., formerly NCB, FSB, (the "Bank") is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission ("SEC") relating to the servicing of asset-backed securities transactions conducted by the Bank (the "Platform") as of and for the year ended December 31, 2014 (the "Reporting Period"). Appendix A identifies the individual assetbacked transactions and securities defined by management as constituting the Platform.

With respect to applicable servicing criterion 1122(d)(2)(iv) and 1122(d)(4)(ix), there was no activity performed during the Reporting Period with respect to the Platform, because there were no occurrences of events that would require the Bank to perform such activities.

The Bank's management has assessed the Bank' compliance with the applicable servicing criteria as of and for the year ended December 31, 2014. In making this assessment, management used the criteria set forth by the SEC in paragraph (d) of Item 1122 of Regulation AB, excluding the criteria set forth in Appendix B, which management has determined are not applicable to the servicing activities it performs with respect to the Platform.

With respect to servicing criteria 1122(d)(1)(ii) and 1122(d)(4)(xi), the Bank has engaged various vendors to perform the activities required by these servicing criteria. Management has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, management asserts that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. Management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

Based, on such assessment, management believes that, as of and for the year ended December 31, 2014, the Bank has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB, including servicing criteria 1122(d)(1)(ii) and 1122(d)(4)(xi) for which compliance is determined based on Interpretation 17.06 as described above, relating to the servicing of the Platform.

Grant Thornton LLP, an independent registered public accounting firm has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2014.

/s/ Steven Brookner Steven Brookner President	/s/ Kathleen Luzik Kathleen Luzik Chief Operating Officer

February 27, 2015

www.ncb.coop	Banking & Financial Services Cooperative Expansion Economic Development

Banking products and services provided by National Cooperative Bank, N.A. Member FDIC.

Appendix A to Management's Assertion

Individual Investors for Which National Cooperative Bank, N.A. Performed Servicing Activities

lnv#            Pool Description

363            CSFB 2000 PS4
364            CSFB 2000 Cl
366            CSFB 2000 C1
367            CSFB 2001 CKN5
372            MSDW 2002 IQ3
373            CSFB 2003 CPN1
374            CSFB 2003 C3
375            MSCI 2003 IQ6
376            CSFB 2004 Cl
377            MSCI 2004 IQ7
378            CSFB 2004 C4
379            MSCI 2005 IQ9
380            CSFB 2005 C3
381            CSFB 2005 C5
382            MSCI 2005 IQ10
383            CSFB 2006 C1
384            MSCI 2006 IQ11
385            CSMC 2006 C4
386            MSCI 2007 IQ13
387            CSFB 2007 C4
388            MSCI 2007 IQ16
389            WFRBS 2013 C12
391            WFRBS 2013 C13
392            WFRBS 2013 C15
393            WFRBS 2013 C16
394            WFRBS 2013 C18
395            WFRBS 2014 Cl9
396            WFRBS 2014 C20
397            WFRBS 2014 C21
398            WFRBS 2014 C22
399            WFRBS 2014 C23
400            WFCM 2014 LC18

Appendix B to Management's Assertion

Regulation AB Item 1122(d) criteria determined to be not applicable:
• 1122(d)(l)(iii)
• 1122(d)(3)(i)
• 1122(d)(3)(ii)
• 1122(d)(3)(iii)
• 1122(d)(3)(iv)
• 1122(d)(4)(ii)
• 1122(d)(4)(xv)